Exhibit 99.1

Turning Point Brands Announces Third Quarter 2022 Results

-Net Sales for Q3 2022 Zig-Zag and Stoker’s Products Increased 17.7 Percent Year-Over-Year

LOUISVILLE, KY – October 26, 2022 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the third quarter ended September 30, 2022.

Q3 2022 vs. Q3 2021

•	Net sales decreased 1.9% to $107.8 million
o	Combined net sales increased 17.7% for Zig-Zag and Stoker’s Products (increased 23.3% and 10.0%, respectively)
o	NewGen net sales declined by 40.3% (declined 3.9% sequentially)
•	Gross profit decreased 2.9% to $52.7 million
•	Net income decreased 14.3% to $11.5 million
•	Adjusted EBITDA decreased 6.7% to $24.5 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.60 and Adjusted Diluted EPS of $0.72 compared to $0.65 and $0.72 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

“Zig-Zag and Stoker’s segments demonstrated strong double-digit growth during the quarter despite a challenging economic backdrop with inflationary pressures continuing to impact consumers. Zig-Zag benefitted from solid growth in the U.S. papers and Canadian businesses during the quarter and the successful launch of CLIPPER lighters. Meanwhile, Stoker’s MST experienced continued share gains driven by consumer trade-down to the value category. NewGen sales decreased slightly compared to the previous quarter and the segment remained profitable as we monitor ongoing regulatory developments,” said Graham Purdy, President and CEO. “We continued to return capital to our shareholders during the quarter while maintaining a strong cash balance that provides us with the ability to navigate the current financing environment. While our competitive position remains strong and we outperformed our markets during the quarter, it is prudent to adjust our outlook for the year in light of the current economic environment.”

Mr. Purdy continued, “After 18 years with the Company, I am very excited to have the opportunity to lead our team to drive organic growth and create shareholder value.”

Zig-Zag Products Segment (48% of total net sales in the quarter)

For the third quarter, Zig-Zag Products net sales increased 23.3% to $52.1 million. Both of TPB’s U.S. rolling papers and e-commerce, and other smoking accessories businesses grew by double-digits during the quarter. Continued strength in paper cones, strong receptivity to promotional programs, the launch of CLIPPER lighters, and timing shifts in Canadian deliveries contributed to strong performance during the quarter. In total, the Company believes approximately $5 million of sales was pulled forward from the fourth quarter across the Zig Zag portfolio. For the third quarter, total Zig-Zag Products segment volume increased 21.7%, while price / mix increased 1.6%.

For the quarter, the Zig-Zag Products segment gross profit increased 18.3% to $28.0 million. The segment’s gross margin declined 220 basis points to 53.9% driven primarily by product mix including the launch of our lighters business.

“New product offerings such as our paper cones and Zig-Zag’s fast growing alternative channel business continue to drive growth and market outperformance within our U.S. papers business,” said Purdy. In addition, we are very excited by the launch of CLIPPER lighters during the quarter which resulted in one of the most successful new product roll-out in our company’s history. The initial reception supports our conviction that the lighters business will be a major driver of Zig-Zag segment growth for the foreseeable future.”

Stoker’s Products Segment (31% of total net sales in the quarter)

For the third quarter, Stoker’s Products net sales increased 10.0% to $33.5 million on strong double-digit growth of MST partially offset by a mid-single digit decline in loose-leaf chewing tobacco. FRE nicotine pouch product was a marginal contributor to segment sales. For the third quarter, total Stoker’s Products segment volume increased 2.4%, while price / mix increased 7.6%.

For the quarter, the Stoker’s Products segment gross profit increased 6.9% to $18.3 million. The segment’s gross margin contracted 160 basis points to 54.5% primarily due to the mix impact of FRE and stronger growth in discount looseleaf products.

“Stoker’s market share gains in both the MST and loose-leaf chewing tobacco categories continued during the quarter,” continued Purdy. “Stoker’s remains well-positioned within its categories as a leading value brand which we believe is helping drive sales due to consumer downtrading in the current economic environment. Our outlook for our MST business remains solid driven by continued growth in in-store market share, distribution gains, and favorable category pricing.”

NewGen Products Segment (21% of total net sales in the quarter)

For the third quarter, NewGen Products net sales decreased 40.3% to $22.2 million. The regulatory environment continues to impact sales. Net sales have been relatively steady sequentially within the current year period.

For the quarter, NewGen Products segment gross profit decreased 52.5% to $6.4 million. The segment gross margin contracted 740 basis points from the previous year to 28.8% due to product mix and the competitive environment.

“The NewGen Products business had another challenging quarter but remained profitable as we await developments from the FDA on the PMTA process,” concluded Purdy.

Performance Measures in the Third Quarter

Third quarter consolidated selling, general and administrative (“SG&A”) expenses were $32.9 million compared to $31.9 million in the third quarter of 2021.

The third quarter SG&A included the following notable items:

•	$0.4 million of ERP / CRM scoping expenses and duplicative system costs compared to none in the previous year
•	$1.4 million of stock options, restricted stock and incentive expense compared to $1.8 million in the year-ago period
•	$1.2 million of FDA PMTA-related expenses compared to $1.0 million in the year-ago period
•	$2.3 million Turning Point Brands Canada compared to $1.5 in the year-ago period

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Total gross debt as of September 30, 2022 was $422.5 million. The corresponding net debt (total gross debt less cash) at September 30, 2022 was $316.8 million. The Company ended the quarter with total liquidity of $127.1 million, comprised of $105.7 million in cash and $21.4 million of revolving credit facility capacity.

During the quarter, the Company spent $7.6 million to repurchase 307,207 shares at an average price of $24.78 per share.

2022 Outlook

As previously disclosed in our October 17, 2022 press release, the Company expects the following full-year 2022 results:

•	Zig-Zag Products sales of $186 to $191 million (compared to previous outlook of $193 to $200 million)
•	Stoker's Products sales of $128 to $132 million (compared to previous outlook of $127 to $133 million)
•	Consolidated adjusted EBITDA of $96 to $99 million (compared to previous outlook of $97 to $103 million)

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 8:30 a.m. Eastern on Wednesday, October 26, 2022. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands, and its emerging brands within the NewGen segment. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended September 30,
	2022	2021

Net sales	$107,802	$109,904
Cost of sales	55,090	55,635
Gross profit	52,712	54,269
Selling, general, and administrative expenses	32,891	31,894
Operating income	19,821	22,375
Interest expense, net	4,802	5,397
Investment income	(75)	(157)
Gain on extinguishment of debt	-	(375)
Income before income taxes	15,094	17,510
Income tax expense	3,797	4,073
Consolidated net income	11,297	13,437
Net loss attributable to non-controlling interest	(239)	(31)
Net income attributable to Turning Point Brands, Inc.	$11,536	$13,468

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.65	$0.71
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.60	$0.65
Weighted average common shares outstanding:
Basic	17,749,294	18,897,974
Diluted	21,102,006	22,364,807

Supplemental disclosures of statements of income information:
Excise tax expense	$5,747	$6,040
FDA fees	$170	$163

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

ASSETS	(unaudited) September 30, 2022	December 31, 2021
Current assets:
Cash	$105,672	$128,320
Accounts receivable, net of allowances of $107 in 2022 and $262 in 2021	11,453	6,496
Inventories	113,928	87,607
Other current assets	24,729	26,746
Total current assets	255,782	249,169
Property, plant, and equipment, net	22,512	18,650
Deferred income taxes	2,795	1,363
Right of use assets	13,185	15,053
Deferred financing costs, net	309	388
Goodwill	162,120	162,333
Other intangible assets, net	86,112	87,485
Master Settlement Agreement (MSA) escrow deposits	27,845	31,720
Other assets	29,129	35,399
Total assets	$599,789	$601,560

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,247	$7,361
Accrued liabilities	32,613	32,937
Other current liabilities	21	38
Total current liabilities	41,881	40,336
Notes payable and long-term debt	416,029	414,172
Lease liabilities	11,299	13,336
Total liabilities	469,209	467,844

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,801,623 issued shares and 17,587,122 outstanding shares at September 30, 2022, and 19,690,884 issued shares and 18,395,476 outstanding shares at December 31, 2021	198	197
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	112,034	108,811
Cost of repurchased common stock (2,214,501 shares at September 30, 2022 and 1,295,408 shares at December 31, 2021)	(75,901)	(48,869)
Accumulated other comprehensive loss	(3,424)	(195)
Accumulated earnings	96,088	71,460
Non-controlling interest	1,585	2,312
Total stockholders' equity	130,580	133,716
Total liabilities and stockholders' equity	$599,789	$601,560

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$27,274	$40,007
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	-	5,331
Gain on sale of property, plant, and equipment	(8)	(2)
Depreciation expense	2,611	2,313
Amortization of other intangible assets	1,373	1,431
Amortization of deferred financing costs	1,936	1,895
Deferred income tax (benefit) expense	(431)	1,528
Stock compensation expense	4,103	6,015
Noncash lease income	-	(49)
Loss (gain) on investments	6,244	(144)
Changes in operating assets and liabilities:
Accounts receivable	(5,030)	1,324
Inventories	(26,467)	(10,970)
Other current assets	1,891	(491)
Other assets	1,211	685
Accounts payable	2,074	3,488
Accrued liabilities and other	(392)	(2,796)
Net cash provided by operating activities	$16,389	$49,565

Cash flows from investing activities:
Capital expenditures	$(6,662)	$(4,391)
Acquisitions, net of cash acquired	-	(16,416)
Payments for investments	(1,000)	(16,657)
Restricted cash, MSA escrow deposits	(10,169)	(14,783)
Proceeds on the sale of property, plant and equipment	63	2
Net cash used in investing activities	$(17,768)	$(52,245)

Cash flows from financing activities:
Proceeds from Senior Secured Notes	$-	$250,000
Payments of 2018 first lien term loan	-	(130,000)
Settlement of interest rate swaps	-	(3,573)
Payment of promissory note	-	(9,625)
Payment of dividends	(3,259)	(3,056)
Payments of financing costs	-	(6,921)
Exercise of options	504	2,071
Redemption of options	(155)	(2,111)
Redemption of stock units	(1,228)	-
Common stock repurchased	(27,032)	(20,481)
Net cash (used in) provided by financing activities	$(31,170)	$76,304

Net (decrease) increase in cash	$(32,549)	$73,624
Effect of foreign currency translation on cash	$(324)	$235

Cash, beginning of period:
Unrestricted	128,320	41,765
Restricted	15,155	35,074
Total cash at beginning of period	143,475	76,839

Cash, end of period:
Unrestricted	105,672	130,551
Restricted	4,930	20,147
Total cash at end of period	$110,602	$150,698

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA Adjusted diluted EPS and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Net income attributable to Turning Point Brands, Inc.	$11,536	$13,468
Add:
Interest expense, net	4,802	5,397
Gain on extinguishment of debt	-	(375)
Income tax expense	3,797	4,073
Depreciation expense	861	767
Amortization expense	454	477
EBITDA	$21,450	$23,807
Components of Adjusted EBITDA
Corporate restructuring (a)	17	-
ERP/CRM (b)	435	-
Stock options, restricted stock, and incentives expense (c)	1,442	1,752
Transactional expenses (d)	-	(232)
FDA PMTA (e)	1,169	960
Adjusted EBITDA	$24,513	$26,287

(a)	Represents costs associated with corporate restructuring, including severance.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended September 30,
	2022	2021
GAAP EPS	$0.60	$0.65
Gain on extinguishment of debt (a)	-	(0.01)
Corporate restructuring (b)	0.00	-
ERP/CRM (c)	0.02	-
Stock options, restricted stock, and incentives expense (d)	0.05	0.06
Transactional expenses (e)	-	(0.01)
FDA PMTA (f)	0.04	0.03
Tax (expense) benefit (g)	0.01	0.00
Adjusted diluted EPS	$0.72	$0.72

Totals may not foot due to rounding

(a)	Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(b)	Represents costs associated with corporate restructuring, including severance, tax effected at the quarterly tax rate.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(d)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(e)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(f)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(g)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2022 and 2021.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		NewGen Products
	3rd Quarter 2022	3rd Quarter 2021	3rd Quarter 2022	3rd Quarter 2021	3rd Quarter 2022	3rd Quarter 2021	3rd Quarter 2022	3rd Quarter 2021

Net sales	$107,802	$109,904	$52,061	$42,234	$33,525	$30,472	$22,216	$37,198

Gross profit	$52,712	$54,269	$28,035	$23,703	$18,279	$17,104	$6,398	$13,462

Operating income	$19,821	$22,375	$18,740	$17,122	$13,653	$13,305	$142	$2,027
Adjustments:
Corporate restructuring	17	-	-	-	-	-	-	-
ERP/CRM	435	-	-	-	-	-	-
Transactional expenses	-	(232)	-	-	-	-	-	-
FDA PMTA	1,169	960	-	-	-	-	-	-
Adjusted operating income	$21,442	$23,103	$18,740	$17,122	$13,653	$13,305	$142	$2,027

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238